Exhibit 1.01
Herman Miller, Inc.
Conflict Minerals Report
for the Calendar Year Ended December 31, 2020

This conflict minerals report for the calendar year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict. Without limitation, they apply whether or not the geographic origin of the 3TG is the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

1.    Company Overview
This report has been prepared by management of Herman Miller, Inc. (“Herman Miller,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

The Company researches, designs, manufactures, and distributes interior furnishings, including modular furniture systems, seating, freestanding furniture, storage, casegoods, healthcare products and accessories for use in various environments including office, healthcare, educational, and residential settings, and provides related services that support organizations and individuals all over the world. We conducted an analysis of our products and found that 3TG may be found in some of our products, however, the amount and value of 3TG in a given product is generally de minimis compared to size and value of the product overall.

Supply Chain
We rely on our direct (also referred to as in-scope) suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. Although our Terms and Conditions of Purchase require compliance with our Company’s Conflict Minerals Policy, contracts with our direct suppliers are frequently in force for multiple years. As we enter into new contracts, or our contracts renew, we will require direct suppliers to:

(1) not sell us any products that contain 3TG from any Covered Country that fund armed conflict,
(2) undertake diligence and investigation necessary to ensure products meet the prior requirement, and
(3) provide us with certificates and other evidence of compliance upon request.

Given the size and geographic breadth of our supply base, it would extremely difficult to survey all our suppliers. We apply a risk-based approach, focusing on those direct suppliers who source products that may contain 3TG. We have assessed our industry to confirm that this risk-based approach is consistent with our peer companies. It is also consistent with the framework outlined in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for 3TG.

Conflict Minerals Policy
In 2012, the Company adopted a conflict minerals policy which is publicly available on our website at https://www.hermanmiller.com/legal/conflict-minerals/.

2.    Conflict Minerals Compliance Process

2.1    Compliance Framework
Where we deemed it appropriate, we referenced and/or implemented the OECD Guidance.

2.2    Management Systems

Conflict Minerals Policy
As described above, we have adopted a conflict minerals policy, which is posted on our website.

Internal Team
The Company has established a cross-functional management team relating to conflict minerals, with oversight provided by our General Counsel. The team is comprised of subject matter experts from relevant functions (e.g., supply chain, engineering, and legal), and is responsible for implementing our conflict minerals compliance strategy. Our supply chain manager leads the work and acts as the conflict minerals program manager. Relevant senior management is briefed about the results of our due diligence efforts

Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we engage and actively cooperate with other manufacturers in the institutional furniture industry and other relevant sectors. For example, we participate in the Business & Institutional Furniture Manufacturers Association (“BIFMA”) industry-wide initiatives to identify upstream actors in the supply chain. The Company is also a member of the Manufacturers Alliance for Productivity and Innovation (“MAPI”), an organization that develops and shares best practices on key issues facing manufacturers, such as conflict minerals. Our controls include but are not limited to (1) our Code of Conduct, which outlines expected behaviors for all Herman Miller employees; (2) our Supplier Code of Conduct; and (3) our form Terms and Conditions of Purchase.

Grievance Mechanism
We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our conflict minerals, via our Whistleblower policy located on our website https://www.hermanmiller.com/legal/whistleblower-policy/.

Records Maintenance
We retain all relevant documentation from our RCOI and due diligence measures according to our records retention policy.

2.3    Identify and Assess Risk in the Supply Chain
Because of the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify actors upstream from our direct suppliers. We identified approximately 82 in-scope suppliers (compared to 73 in-scope suppliers in the previous calendar year) who provide materials or components that may contain 3TG. We rely on these suppliers to provide us with information on if their parts or products contain 3TG and, if so, about the source. Our direct suppliers similarly rely upon information provided by their suppliers.

2.4    Design and Implement a Strategy to Respond to Risks
Herman Miller has an approved risk management plan, through which the conflict minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to relevant senior management. As described above, we participate in BIFMA industry-wide initiatives to identify upstream actors in the supply chain.

As part of our risk management efforts, we undertook several activities with our direct suppliers to help ensure they understood our expectations. We provided each supplier a copy of our conflict minerals policy and requested they complete a template survey (as further described in Section 3 below) for purposes of conflict minerals tracking. We answered their questions and provided clarification as needed. We shared training materials available from the Conflict-Free Sourcing Initiative. Finally, we reviewed supplier-specific responses and followed up where additional detail was needed.

2.5    Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://investors.hermanmiller.com/sec-filings.

3.    Reasonable Country of Origin Inquiry and Results

Supplier Surveys
For our Reasonable Country of Origin Inquiry, we conducted a survey of our direct suppliers using a template survey developed by the Electronic Industry Citizenship Coalition® (EICC®) and the Global e-Sustainability Initiative (GeSI), known as the Responsible Minerals Initiative (RMI) Reporting. The survey was developed to facilitate disclosure and communication of information regarding smelters that provide material in a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the survey requests detail of the origin of conflict minerals included in their products, as well as a description of their due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website.

Survey Responses
If a supplier did not respond to our initial survey, we made at least two follow-up inquiries. We reviewed the responses against criteria developed to determine where additional engagement is required. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the survey. We worked directly with those suppliers to provide revised responses.

Several direct suppliers provided information indicating that one or more smelters or refiners identified in their supply chain are in one or more of the Covered Countries or appear on the Responsible Mineral Initiative’s (RMI) list of smelters and refiners that are certified as compliant with the RMI Conflict-Free Smelter Program assessment protocols; we list those smelters and refiners on Attachment A to this Report. However, because most direct suppliers complete the survey at a company level (rather than the product level), there was no reliable information indicating that any of the 3TG potentially obtained from these smelters or refiners was contained in materials, components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are in our supply chain.

Some direct suppliers provided information indicating that one or more other smelters or refiners appeared in their supply chain but are not located in one or more of the Covered Countries. As to these smelters and refiners, we reviewed to determine whether they appeared on the RMI list of smelters or the U.S. Department of Commerce list of known facilities that process 3TG. That exercise indicated that there were known smelters or refiners purportedly in our supply chain that are not on the RMI list of smelters and refiners that are certified as compliant with the RMI Conflict-Free Smelter Program assessment protocols. With respect to these smelters and refiners, we conducted internet searches to confirm whether any operate in, or process minerals sourced from, one or more of the Covered Countries. We did not find evidence that any such smelters or refiners operate in or process minerals sourced from one or more of the Covered Countries. Regardless, there was no reliable information indicating that any of the

3TG that these suppliers may have obtained from these smelters or refiners was contained in materials, components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are in our supply chain.

Conclusions
We conducted our RCOI in good faith, and we believe that such inquiry was reasonable to allow us to make our determination. After reviewing the results of our RCOI, we determined that we had reason to believe that 3TG necessary for the functionality or production of our products from certain suppliers may have originated in a Covered Country during 2020, all within the meaning of the Rule. Therefore, we determined that the Rule required us to conduct due diligence regarding the source of such 3TG. As to responses from other suppliers, however, we determined that we had no reason to believe that 3TG necessary for the functionality or production of our products from those suppliers may have originated in a Covered Country during 2020, all within the meaning of the Rule.

4.    Due Diligence and Results

Due Diligence
Considering the responses to our inquiries from certain suppliers that contained information indicating that 3TG were sourced from Covered Countries, we completed due diligence measures.

Initially, we compared the facilities that the suppliers identified as in one or more of the Covered Countries or appearing on the RMI list of certified smelters and refiners to those certified as compliant with the RMI Conflict-Free Smelter Program assessment protocols as of March 23, 2021. We confirmed that all such smelters or refiners identified by the direct suppliers also appeared on the list of participants in the RMI Conflict-Free Smelter Program. Given these results, we did not undertake further due diligence measures, consistent with the OECD Guidance.

Conclusion
We conducted our due diligence in good faith. After reviewing the results of our due diligence, we did not find any evidence to suggest that any of the 3TG in our supply chain that is necessary for the functionality or production of our products and that may have originated in a Covered Country (a) funds any armed conflict in the Covered Countries or (b) is actually contained in components or parts that our suppliers have supplied to us.

5.    Steps to be Taken to Mitigate Risk
We intend to take the following steps to improve our conflict minerals program to further mitigate any risk that the necessary 3TG in our products could benefit armed groups in the DRC or adjoining countries:
a.Include a conflict minerals clause in new or renewed supplier contracts.
b.Continue to work with our employees and suppliers to increase awareness of the issue, increase the response rate and improve the content of the supplier survey responses.
c.Engage any of our suppliers found to be supplying us with 3TG from sources from the DRC or any adjoining country that they cannot demonstrate are “DRC conflict free” to establish an alternative source of 3TG outside of those countries.
d.Work with the BIFMA and other groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

ATTACHMENT A
Smelters and Refiners

The following facilities have been reported to us by our suppliers as part of their supply chain for Conflict Minerals:

Metal	Smelter	Country
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO	Germany
Gold	DS PRETECH Co., Ltd.	Korea
Gold	DSC (Do Sung Corporation)	Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea
Gold	Samwon Metals Corp.	Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd	China
Tin	CV Tiga Sekawan	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT NATARI	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	KGETS Co., Ltd.	Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Niagara Refining LLC	United States
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China